SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      April 27, 2005

VARIAN MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA		94304-1030

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (650) 493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

          On April 27, 2005, Varian Medical Systems, Inc. announced that: Varian Medical Systems Reports Growth in Earnings, Revenues, Net Orders, Backlog for Second Quarter of Fiscal 2005; Earnings Estimate Raised for the Fiscal Year.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

          In its earnings conference call on April 27, 2005, Varian Medical Systems, Inc. will present information in certain slides to attendees participating by webcast that are not otherwise available to attendees of the earnings conference call participating by telephone.  These slides will also be available on the investor relations page of the Varian Medical Systems website at:  “http://phx.corporate-ir.net/phoenix.zhtml?c=107558&p=irol-presentations” under “Q2 FY05 Conference Call Slides.”  A copy of such slides is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

99.1

Press Release dated April 27, 2005 regarding Varian Medical Systems Reports Growth in Earnings, Revenues, Net Orders, Backlog for Second Quarter of Fiscal 2005; Earnings Estimate Raised for the Fiscal Year.

	99.2	Q2 FY05 Conference Call Slides.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ JOSEPH B. PHAIR

Name:	Joseph B. Phair
Title:	Vice President, Administration and General Counsel

Dated:  April 27, 2005

EXHIBIT INDEX

Number	Exhibit

99.1

Press Release dated April 27, 2005 regarding Varian Medical Systems Reports Growth in Earnings, Revenues, Net Orders, Backlog for Second Quarter of Fiscal 2005; Earnings Estimate Raised for the Fiscal Year.

99.2	Q2 FY05 Conference Call Slides